Exhibit 10.3

Agreement

This Agreement is entered into by the following parties on December 21, 2022, in the People’s Republic of China (hereinafter referred to as “the Agreement”):

Party A: Shenzhen Pengze Future Technology Co., Ltd.

Unified Social Credit Code: 91440300MA5H435M3C

Party B: Shenzhen Gongwuyuan Network Technology Co., Ltd.

Unified Social Credit Code: 91440300MA5ET5MM0Y

Whereas:

Party A and Party B signed an “Exclusive Consulting and Service Agreement” on December 29, 2021, stipulating that Party A, as the exclusive consultant and service provider to Party B, would provide consulting and services to Party B, and Party B would, in accordance with this, pay consulting and service fees to Party A.

Based on this, the two parties, through friendly negotiation, have reached the following agreement:

1. Both parties agree that Party B is not required to make any payment to Party A for the consulting and service fees under the “Exclusive Consulting and Service Agreement” for the period from December 29, 2021, to December 31, 2021.

2. This Agreement shall come into effect upon signing by both parties. Two copies are made, with each party holding one, and each copy shall have the same legal effect.

Party A: Shenzhen Pengze Future Technology Co., Ltd. (Seal)

Authorized Representative: Xia Daoning

Party B: Shenzhen Gongwuyuan Network Technology Co., Ltd. (Seal)

Authorized Representative: Yao Peng